Consent of Independent Registered Public Accounting Firm
The Board of Directors
Wright Medical Group, Inc.:
We consent to the incorporation by reference in the registration statement (No. 333-147487) on Form S-3 and the registration statements (Nos. 333-75176, 333-90024, 333-108638, 333-115541, 333-125231, 333-151756, 333-159227, 333-167682, and 333-183589) on Form S-8 of Wright Medical Group, Inc. and subsidiaries (the Company) of our report dated February 26, 2014, except as it relates to the organization and description of the business in Note 1, goodwill and intangible assets disclosed in Note 12, and the reportable segments disclosed in Note 20, as to which the date is December 17, 2014, with respect to the consolidated balance sheets of the Company as of December 31, 2013 and 2012, and the related consolidated statements of operations, changes in stockholders' equity, comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2013, which report appears in the accompanying Form 8-K.

(signed) KPMG LLP
Memphis, Tennessee
December 17, 2014